Exhibit 99.1

August 18, 2003
For 7:00 am EDT Release
Contacts:	Shareholders'/Analysts' Inquiries:	Media Inquiries:
	Paul Taaffe	Chris Ahearn
	336-658-5239	336-658-7387
LOWE'S REPORTS RECORD EARNINGS FOR SECOND QUARTER
-- Second Quarter Net Earnings Increased 27.8 Percent --
-- Second Quarter Total Sales Increased 17.2 Percent --
WILKESBORO, N.C. - Lowe's Companies, Inc. (NYSE: LOW), the world's second largest home improvement retailer, today reported net earnings of $597 million for the quarter ended August 1, 2003, a 27.8 percent increase over the same period a year ago.  Diluted earnings per share increased 27.1 percent to $0.75 from $0.59 in the second quarter of 2002.

Sales for the quarter increased 17.2 percent to $8.77 billion, up from $7.49 billion in the second quarter of 2002.  Comparable store sales for the second quarter increased 6.9 percent.

"As we had expected, Americans' passion for home improvement projects surged as the weather improved across most of the U.S.," said
Robert L. Tillman, Lowe's chairman and CEO. "As a result of the continuing commitment to improve the home, we experienced sales strength in every product category, including big ticket items, and in every region of the country.  The continuing success of our internal sales and performance initiatives, as well as signs of an improving macro economic climate, keep us optimistic for the back half of the year."

"A strategic investment in inventory and an effective marketing program allowed Lowe's to capitalize on a compressed spring selling season,"
added Lowe's President Robert A. Niblock.  "When customers returned to our stores following the cold and wet months that started the year, our employees delivered great service and the merchandise our customers wanted.  With over 57 years of experience in the home improvement industry, our second quarter results show that our stores were prepared for what we were confident would be an intense ramp in sales as weather improved."

During the quarter, Lowe's opened 24 new stores, including two relocations, and closed one older, smaller store.  As of August 1, 2003,
Lowe's operated 896 stores in 45 states representing 99.7 million square feet of retail selling space, a 12.5 percent increase over last year.

A conference call to discuss second quarter 2003 operating results is scheduled for today (Monday, August 18) at 9:00 a.m. EDT.  Please dial 888-817-4020 (international callers dial 706-679-3245) to participate.  A webcast of the call will take place simultaneously and can be accessed by visiting Lowe's website at www.lowes.com and clicking on Investor Relations, Shareholder Services, Calendar of Events.
A replay of the call will be archived on Lowes.com for 7 days.

Lowe's Business Outlook

This outlook is based on current expectations and includes "forward-looking statements" within the meaning of Section 27A of the Securities
Act and Section 21E of the Exchange Act.  Although the company believes that comments reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

Third Quarter 2003 (comparisons to third quarter 2002)
  The company expects to open 38 stores reflecting square footage growth of approximately 14 percent
  Total sales are expected to increase approximately 16 to 17 percent
  The company expects to report comparable store sales of 5 to 6 percent
  Operating margin (defined as gross margin less SG&A and depreciation) is expected to increase 20 to 30 basis points
  Store opening costs are expected to be approximately $44 million
  Diluted earnings per share of $0.50 to $0.51 are expected
  Lowe's third quarter ends on October 31, 2003 with operating results to be publicly released on Monday, November 17, 2003

Fiscal Year 2003 (comparisons to fiscal year 2002)
  The company expects to open 130 stores in 2003 reflecting total square footage growth of approximately 15 percent
  Total sales are expected to increase approximately 16 percent for the year
  The company expects to report a comparable store sales increase of 4 to 5 percent
  Operating margin (defined as gross margin less SG&A and depreciation) is expected to increase 40 to 50 basis points
  Store opening costs are expected to be approximately $140 million
  Diluted earnings per share of $2.24 to $2.27 are expected for the fiscal year ending January 30, 2004

This news release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the
Exchange Act.  Although the company believes that comments reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Possible risks and uncertainties regarding these statements include, but are not limited to, the direction of general economic conditions, the availability of real estate for expansion and its successful development, particularly in major metropolitan markets, the availability of sufficient labor to facilitate growth, fluctuations in prices and availability of product, unanticipated impact of competition, legal or regulatory developments, and weather conditions that affect sales.

With fiscal year 2002 sales of $26.5 billion, Lowe's Companies, Inc. is a FORTUNE 100 company that serves approximately nine million customers a week at more than 875 home improvement stores in 45 states. In 2003, FORTUNE named Lowe's America's Most Admired
Specialty Retailer. Based in Wilkesboro, N.C., the 57-year old company is the second-largest home improvement retailer in the world.
For more information, visit Lowes.com.

###

Lowe's Companies, Inc. Consolidated Statements of Current and Retained Earnings (Unaudited) In Millions, Except Per Share Data

	Three Months Ended				Six Months Ended
	August 1, 2003		August 2, 2002		August 1, 2003		August 2, 2002
Current Earnings	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
Net Sales	$ 8,773	100.00	$ 7,488	100.00	$ 15,984	100.00	$ 13,958	100.00
Cost of Sales	6,126	69.83	5,286	70.59	11,099	69.44	9,833	70.45
Gross Margin	2,647	30.17	2,202	29.41	4,885	30.56	4,125	29.55
Expenses:
Selling, general and administrative	1,431	16.31	1,233	16.47	2,746	17.18	2,374	17.01
Store opening costs	27	0.31	24	0.31	47	0.29	60	0.43
Depreciation	185	2.11	153	2.04	364	2.28	299	2.14
Interest	45	0.51	46	0.62	93	0.58	93	0.67
Total expenses	1,688	19.24	1,456	19.44	3,250	20.33	2,826	20.25
Pre-tax earnings	959	10.93	746	9.97	1,635	10.23	1,299	9.30
Income tax provision	362	4.13	279	3.73	618	3.87	486	3.48
Net earnings	$ 597	6.80	$ 467	6.24	$ 1,017	6.36	$ 813	5.82

Shares outstanding - Basic	784		779		783		778
Basic earnings per share	$ 0.76		$ 0.60		$ 1.30		$ 1.05
Shares outstanding - Diluted	804		800		803		799
Diluted earnings per share	$ 0.75		$ 0.59		$ 1.27		$ 1.02

Retained Earnings
Balance at beginning of period	$ 6,288		$ 4,812		$ 5,887		$ 4,482
Net earnings	597		467		1,017		813
Cash dividends	(20)		(16)		(39)		(32)
Balance at end of period	$ 6,865		$ 5,263		$ 6,865		$ 5,263

Lowe's Companies, Inc. Consolidated Balance Sheets In Millions, Except Par Value Data
		(Unaudited) August 1, 2003	(Unaudited) August 2, 2002	January 31, 2003
Assets
Current assets:
Cash and cash equivalents		$ 1,550	$ 1,487	$ 853
Short-term investments		137	48	273
Accounts receivable - net		199	201	172
Merchandise inventory		4,652	3,987	3,968
Deferred income taxes		67	106	58
Other assets		226	182	244

Total current assets		6,831	6,011	5,568

Property, less accumulated depreciation		10,955	9,260	10,352
Long-term investments		116	14	29
Other assets		172	142	160

Total assets		$ 18,074	$ 15,427	$ 16,109

Liabilities and Shareholders' Equity
Current liabilities:
Short-term borrowings		$ -	$ 50	$ 50
Current maturities of long-term debt		73	44	29
Accounts payable		2,612	2,106	1,943
Employee retirement plans		40	75	88
Accrued salaries and wages		246	258	306
Other current liabilities		1,502	1,235	1,162

Total current liabilities		4,473	3,768	3,578

Long-term debt, excluding current maturities		3,684	3,733	3,736
Deferred income taxes		524	312	478
Other long-term liabilities		20	11	15

Total liabilities		8,701	7,824	7,807

Shareholders' equity:
Preferred stock - $5 par value, none issued		-	-	-
Common stock - $.50 par value;
Shares Issued and Outstanding
August 1, 2003	785
August 2, 2002	780
January 31, 2003	782	392	390	391
Capital in excess of par		2,116	1,949	2,023
Retained earnings		6,865	5,263	5,887
Accumulated other comprehensive income		-	1	1

Total shareholders' equity		9,373	7,603	8,302

Total liabilities and shareholders' equity		$ 18,074	$ 15,427	$ 16,109

Lowe's Companies, Inc. Consolidated Statements of Cash Flows (Unaudited) In Millions
	For the Six Months Ended
	August 1, 2003	August 2, 2002
Cash Flows from Operating Activities:
Net Earnings	$ 1,017	$ 813
Adjustments to Reconcile Net Earnings to Net Cash Provided By Operating Activities:
Depreciation and Amortization	373	308
Deferred Income Taxes	37	(6)
Loss on Disposition/Writedown of Fixed and Other Assets	15	9
Stock-based Compensation Expense	15	-
Tax Effect of Stock Options Exercised	10	13
Changes in Operating Assets and Liabilities:
Accounts Receivable - Net	(27)	(35)
Merchandise Inventory	(684)	(376)
Other Operating Assets	18	15
Accounts Payable	669	391
Employee Retirement Plans	(48)	15
Other Operating Liabilities	285	481
Net Cash Provided by Operating Activities	1,680	1,628

Cash Flows from Investing Activities:
Decrease (Increase) in Investment Assets:
Short-Term Investments	192	16
Purchase of Long-Term Investments	(247)	(2)
Proceeds from Sale/Maturity of Long-Term Investments	99	-
Increase in Other Long-Term Assets	(28)	(16)
Fixed Assets Acquired	(1,010)	(910)
Proceeds from the Sale of Fixed and Other Long-Term Assets	44	15
Net Cash Provided by Investing Activities	(950)	(897)

Cash Flows from Financing Activities:
Net (Decrease) in Short-Term Borrowings	(50)	(50)
Repayment of Long-Term Debt	(17)	(29)
Proceeds from Employee Stock Purchase Plan	25	23
Proceeds from Stock Options Exercised	48	44
Cash Dividend Payments	(39)	(31)
Net Cash Used in Financing Activities	(33)	(43)

Net Increase in Cash and Cash Equivalents	697	688
Cash and Cash Equivalents, Beginning of Period	853	799
Cash and Cash Equivalents, End of Period	$ 1,550	$ 1,487